EXHIBIT 23.2


                         CONSENT OF ARTHUR ANDERSEN LLP

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report dated January 21, 2000 relating to the consolidated financial statements of Transaction Software Technologies, Inc. as of September 30, 1998 and 1997 and for the fiscal years then ended and to all references to our Firm included or made a part of this Registration Statement.


/s/  Arthur Andersen LLP
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Atlanta, Georgia
September 7, 2000